UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32499	23-2872718
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Select Medical Corporation Press Release, dated January 25, 2005.
Certain information which may be disclosed to prospective purchasers of the senior subordinated notes not previously publicly reported.

Item 7.01 Regulation FD Disclosure

Select Medical Corporation (the “Company”) issued a press release on January 25, 2005, announcing its intention to issue up to $660 million in aggregate principal amount of senior subordinated notes due 2015. The Company stated that it intends to use the net proceeds of the offering to provide a portion of the funds necessary to finance the Company’s previously announced merger with an affiliate of Welsh, Carson, Anderson & Stowe IX, L.P., refinance existing indebtedness and pay related fees and expenses. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

In connection with the issuance of the senior subordinated notes, the Company expects to disclose to prospective purchasers certain information that has not been previously publicly reported. A copy of such information is attached as Exhibit 99.2 to this report and incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section .

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description

99.1	Select Medical Corporation Press Release, dated January 25, 2005.

99.2	Certain information which may be disclosed to prospective purchasers of the senior subordinated notes not previously publicly reported.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION
Date: January 25, 2005	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Select Medical Corporation Press Release, dated January 25, 2005.

99.2	Certain information which may be disclosed to prospective purchasers of the senior subordinated notes not previously publicly reported.